UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 1, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Underwriting Agreement
On March 1, 2011, Equity Lifestyle Properties, Inc. (the “Company”), its operating partnership, MHC Operating Limited Partnership (the “Operating Partnership”) and Belair Real Estate Corporation, Belcrest Realty Corporation, Belmar Realty Corporation, Belport Realty Corporation, Belrose Realty Corporation, Belvedere Equity Real Estate Corporation, Belshire Realty Corporation and Belterra Realty Corporation (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as representatives of the several underwriters named in the underwriting agreement. Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 8,000,000 shares of the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”).
The Selling Stockholders received all of the proceeds from the sale of the Series A Preferred Stock in the offering. The Selling Stockholders have agreed to pay all of the Company’s expenses in connection with the offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, the Operating Partnership and the Selling Stockholders as well as conditions to closing, indemnification rights and obligations of the parties and termination provisions.
The preceding description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Exchange Agreement
Prior to entering into the Underwriting Agreement on March 1, 2011, the Company, the Operating Partnership and the Selling Stockholders entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Selling Stockholders exchanged an aggregate of 6,000,000 8.0625% Series D Cumulative Redeemable Perpetual Preference Units of the Operating Partnership (the “Series D Units”) and an aggregate of 2,000,000 7.95% Series F Cumulative Redeemable Perpetual Preference Units of the Operating Partnership (the “Series F Units” and together with the Series D Units, the “Preferred Units”) for the Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in the Company’s prospectus supplement dated March 1, 2011. The Series A Preferred Stock acquired by the Selling Stockholders was then sold in an underwritten secondary public offering in accordance with the Underwriting Agreement described above. The Exchange Agreement contains customary representations, warranties and agreements of the Company, the Operating Partnership and the Selling Stockholders as well as conditions to closing, indemnification rights and obligations of the parties and termination provisions.
The preceding description is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company has filed Articles Supplementary, classifying up to 8,000,000 shares of the Company’s authorized preferred stock as the Series A Preferred Stock (the “Articles Supplementary”), with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary became effective on March 4, 2011. A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below.

Issuer:	Equity LifeStyle Properties, Inc.

Title of Shares:	8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share

Number of Shares:	8,000,000

Maturity:	Perpetual (unless the Company decides to redeem some or all of its Series A Preferred Stock at any time or it is converted by a holder in connection with a “change of control triggering event”)

Liquidation Preference:	$25.00 per share, plus an amount per share equal to accumulated and unpaid distributions

Distribution Rate:	8.034% per annum of the $25.00 liquidation preference (equivalent to $2.0085 per annum per share)

Distribution Payment Dates:	March 31, June 30, September 30 and December 31, commencing March 31, 2011

Conversion Rights:	Upon the occurrence of a Change of Control Triggering Event (as defined below), investors will have the right, subject to the Company’s exercise of its optional redemption right, to convert some or all of their shares of Series A Preferred Stock on the relevant Change of Control Conversion Date (as defined below) into consideration based upon the product that results from multiplying such investor’s number of shares of Series A Preferred Stock being so converted by the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00 plus (y) an amount equal to any accumulated and unpaid distributions on one share of Series A Preferred Stock, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock distribution and prior to the corresponding Series A Preferred Stock distribution payment date, in which case the amount pursuant to this sub-clause (i)(y) shall equal $0.00 in respect of such distribution) by (ii) the “common stock price,” and (B) 0.8615 (the “Share Cap”), subject to certain adjustments and provisions for the receipt of cash or alternative consideration as described in the prospectus supplement. If the Company exercises its optional redemption right in connection with a Change of Control Triggering Event prior to the close of business on the Change of Control Conversion Date, investors will not have any change of control conversion right.

A “Change of Control Triggering Event” will be deemed to have occurred at such time after the original issuance of the shares of Series A Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange, the NYSE Amex Equities, or the NASDAQ Stock Market, or listed on an exchange.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Company provides notice to holders of the Series A Preferred Stock of the Change of Control Triggering Event.

“Common Stock Price” will be (i) if the consideration to be received in the Change of Control Triggering Event by holders of shares of the Company’s common stock is solely cash, the amount of cash consideration per share of common stock being paid to holders of shares of the Company’s common stock in connection with the Change of Control Triggering Event, and (ii) if the consideration to be received in the Change of Control Triggering Event by holders of the Company’s shares of common stock is other than solely cash, the average of the closing price per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control Triggering Event.

Optional Redemption:	The Company may, at its option, redeem the Series A Preferred Stock in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series A Preferred Stock plus accumulated and unpaid distributions, whether or not declared, to, but not including, the date of redemption.
The preceding description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on March 4, 2011.
Item 8.01 Other Events.
On March 1, 2011, the Company issued a news release announcing the pricing of an underwritten secondary public offering by the Selling Stockholders of the Series A Preferred Stock. The information is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of agreements with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1*	Underwriting Agreement dated March 1, 2011, by and among the Company, the Operating Partnership and the Selling Stockholders listed on Schedule I attached thereto and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters listed on Schedule II attached thereto

3.2	Articles Supplementary designating Equity Lifestyle Properties, Inc.’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on March 4, 2011

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock

10.46*	Exchange Agreement by and among the Company, the Operating Partnership and the Selling Stockholders

99.1*	Equity LifeStyle Properties, Inc. press release dated March 1, 2011, “Equity LifeStyle Properties, Inc. Announces Pricing of $200 Million of 8.034% Series A Preferred Stock”

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: March 4, 2011